                                                                      EXHIBIT 99

                         WRITTEN CONSENT OF SHAREHOLDER
                                       OF
                                 EAST-WEST BANK

The undersigned, owning of record the number of shares of capital stock set forth beneath the signature as of _____________, 1998, does hereby consent to the following corporate action of East-West Bank (the "Bank") in lieu of holding a meeting for such purpose as permitted by Section 603 of the California General Corporation Law:

                                                                                     FOR        AGAINST      ABSTAIN
                                                                                     ---        -------      -------
1.   RESOLVED, that the Plan of Reorganization and Merger Agreement                  [_]        [_]          [_]
     between East West Bancorp, Inc. (the "Company"), the Bank, and East
     West Merger Co., Inc. whereby the Bank will become a wholly-owned subsidiary of the Company and all outstanding capital stock of the Bank will be exchanged for capital stock of the Company, be adopted, ratified, and confirmed.

2.   RESOLVED, that the East West Bancorp, Inc. 1998 Employee Stock                  [_]        [_]          [_]
     Incentive Plan be adopted, ratified, and confirmed.

3.   RESOLVED, that the East West Bancorp, Inc. 1998 Employee Stock                  [_]        [_]          [_]
     Purchase Plan be adopted, ratified, and confirmed.

   THE BOARD OF DIRECTORS OF THE BANK AND THE COMPANY RECOMMEND A VOTE "FOR"
                             PROPOSALS 1, 2, AND 3.

This Written Consent, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Written Consent will be voted FOR Proposals 1, 2, and 3. Shareholders of the Bank are voting on Proposals 2 and 3 as prospective shareholders of the Company. However, should Proposal 1 not receive the required number of votes to be approved, but Proposals 2 and 3 receive the required number of votes to be approved, Proposals 2 and 3 will be deemed to be approved as they relate to the Bank and all references to the Company in such proposals shall be deemed to refer to the Bank. No proposal is conditioned on the approval of any other proposal.

The signatory may revoke this Written Consent with respect to any proposal by a writing received by the Bank prior to the time that Written Consents of the number of shares required to authorize such proposal have been filed with the secretary of the Bank, but may not do so thereafter. The signatory acknowledges receipt from the Company prior to the execution of this proxy of Written Consent Statement of the Bank and Prospectus of the Company dated ____________ __, 1998.


Dated: _______________, 199___

                                 ______________________________________________
                                 SIGNATURE OF SHAREHOLDER


                                 ______________________________________________
                                 NUMBER OF SHARES OF CAPITAL STOCK OWNED

Please sign exactly as your name appears on the stock transfer books of the Bank. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS WRITTEN CONSENT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------